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                                                                      EXHIBIT 21

List of Subsidiaries

A:\[10K-SUBS.XLS]FY2000 Actual Subs


                                                 STATE OR OTHER
                                                JURISDICTION OF
          NAME                                    INCORPORATION
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Printronix Nederland B.V.                       The Nederlands
Printronix Latinoamericana, S.A. de C.V.        Mexico
Printronix Deutschland GmbH                     Germany
Printronix Schweiz GmbH                         Switzerland
Printronix Limited                              Cayman Islands
Printronix Luxembourg S.a.r.l                   Luxembourg
Printronix France S.a.r.l                       France
Printronix Singapore Pte. Ltd.                  Singapore
Printronix Asia Pte. Ltd.                       Singapore
Printronix Printer (Shenzhen) Co., Ltd.         China
RJS Systems International                       California
Printronix U.K. LTD                             United Kingdom